Exhibit 99.1

Steve Madden Announces First Quarter 2024 Results

LONG ISLAND CITY, N.Y., May 1, 2024 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel, today announced financial results for the first quarter ended March 31, 2024.

Amounts referred to as “Adjusted” are non-GAAP measures that exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

First Quarter 2024 Results

●	Revenue increased 19.1% to $552.4 million, compared to $463.8 million in the same period of 2023.
●	Gross profit as a percentage of revenue was 40.7%, compared to 42.1% in the same period of 2023. Adjusted gross profit as a percentage of revenue was 40.7% in 2024.
●	Operating expenses as a percentage of revenue were 30.1%, compared to 32.0% in the same period of 2023. Adjusted operating expenses as a percentage of revenue were 29.7%, compared to 31.8% in the same period of 2023.
●	Income from operations totaled $56.7 million, or 10.3% of revenue, compared to $46.5 million, or 10.0% of revenue, in the same period of 2023. Adjusted income from operations totaled $61.0 million, or 11.0% of revenue, compared to $47.7 million, or 10.3% of revenue, in the same period of 2023.
●	Net income attributable to Steven Madden, Ltd. was $43.9 million, or $0.60 per diluted share, compared to $36.7 million, or $0.48 per diluted share, in the same period of 2023. Adjusted net income attributable to Steven Madden, Ltd. was $47.0 million, or $0.65 per diluted share, compared to $37.6 million, or $0.50 per diluted share, in the same period of 2023.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We got off to a strong start to 2024, with first quarter revenue increasing 19% and Adjusted diluted EPS rising 30% compared to the same period in 2023. We also demonstrated tangible progress on our key strategic initiatives, with double-digit percentage revenue growth in international markets, non-footwear categories and direct-to-consumer channels as well as a return to year-over-year revenue growth in the U.S. wholesale footwear business. Looking ahead, we are confident that the continued execution of our strategy will enable us to drive sustainable revenue and earnings growth and create significant value for our stakeholders over the long term.”

First Quarter 2024 Channel Results

Revenue for the wholesale business was $438.2 million, a 21.0% increase compared to the first quarter of 2023. Excluding the newly acquired Almost Famous, wholesale revenue increased 9.7%. Wholesale footwear revenue increased 4.7%. Wholesale accessories/apparel revenue increased 78.6%, or 27.4% excluding Almost Famous. Gross profit as a percentage of wholesale revenue was 35.1%, compared to 37.0% in the first quarter of 2023 driven primarily by the impact of Almost Famous and a mix shift in wholesale footwear to the private label business.

Direct-to-consumer revenue was $112.3 million, a 12.8% increase compared to the first quarter of 2023 driven by increases in both the brick-and-mortar and e-commerce businesses. Gross profit as a percentage of direct-to-consumer revenue increased to 61.9%, compared to 59.2% in the first quarter of 2023 driven by reduced promotional activity.

The Company ended the quarter with 253 brick-and-mortar retail stores and five e-commerce websites, as well as 25 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of March 31, 2024, cash, cash equivalents and short-term investments totaled $143.1 million. Inventory totaled $202.0 million, compared to $179.9 million at the end of the first quarter of 2023.

During the first quarter of 2024, the Company spent $37.3 million on repurchases of its common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on June 21, 2024 to stockholders of record as of the close of business on June 10, 2024.

2024 Outlook

For fiscal 2024, the Company continues to expect revenue will increase 11% to 13% compared to 2023. The Company expects diluted EPS will be in the range of $2.51 to $2.61. The Company continues to expect Adjusted diluted EPS will be in the range of $2.55 to $2.65.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, May 1, 2024, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s first quarter 2024 earnings results and 2024 outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/s9ph66uj beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo® and GREATS®, Steve Madden licenses footwear, handbags and other accessory categories for the Anne Klein® brand. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also directly operates brick-and-mortar retail stores and e-commerce websites. Steve Madden also licenses certain of its brands to third parties for the marketing and sale of certain products in the apparel, accessory and home categories. For local store information and the latest sandals, dress shoes, fashion sneakers, boots, booties, and more, please visit www.stevemadden.com, www.dolcevita.com and our other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	geopolitical tensions in the regions in which we operate and any related challenging macroeconomic conditions globally that may materially adversely affect our customers, vendors, and partners, and the duration and extent to which these factors may impact our future business and operations, results of operations and financial condition;
●	the Company’s ability to navigate shifting macro-economic environments, including but not limited to inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as their ability to meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Net sales	$550,567	$461,737
Licensing fee income	1,814	2,097
Total revenue	552,381	463,834
Cost of sales	327,566	268,742
Gross profit	224,815	195,092
Operating expenses	166,369	148,581
Impairment of intangible	1,700	—
Income from operations	56,746	46,511
Interest and other income, net	1,555	2,020
Income before provision for income taxes	58,301	48,531
Provision for income taxes	13,739	11,745
Net income	44,562	36,786
Less: net income attributable to noncontrolling interest	628	56
Net income attributable to Steven Madden, Ltd.	$43,934	$36,730

Basic income per share	$0.61	$0.49

Diluted income per share	$0.60	$0.48

Basic weighted average common shares outstanding	72,292	74,498

Diluted weighted average common shares outstanding	72,865	75,855

Cash dividends declared per common share	$0.21	$0.21

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	March 31, 2024	December 31, 2023	March 31, 2023
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$131,501	$204,640	$209,979
Short-term investments	11,556	15,173	13,740
Accounts receivable, net of allowances	44,457	40,246	46,138
Factor accounts receivable	380,613	320,723	283,893
Inventories	201,960	228,990	179,937
Prepaid expenses and other current assets	28,324	29,009	22,267
Income tax receivable and prepaid income taxes	8,883	16,051	12,079
Total current assets	807,294	854,832	768,033
Note receivable - related party	—	—	301
Property and equipment, net	47,490	47,199	41,519
Operating lease right-of-use asset	127,464	122,783	112,501
Deposits and other	15,991	16,250	11,750
Deferred tax assets	609	609	1,963
Goodwill	180,869	180,003	168,228
Intangibles, net	124,436	126,267	100,826
Total Assets	$1,304,153	$1,347,943	$1,205,121
LIABILITIES
Current liabilities:
Accounts payable	$170,154	$161,140	$101,678
Accrued expenses	109,173	154,751	112,395
Operating leases - current portion	40,020	40,342	33,977
Income taxes payable	4,474	5,998	3,934
Contingent payment liability - current portion	3,738	3,325	1,153
Accrued incentive compensation	4,953	12,068	4,105
Total current liabilities	332,512	377,624	257,242
Contingent payment liability - long-term portion	11,212	9,975	—
Operating leases - long-term portion	102,637	98,536	95,797
Deferred tax liabilities	9,016	8,606	3,923
Other liabilities	5,169	5,170	10,461
Total Liabilities	460,546	499,911	367,423

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	825,236	829,598	821,042
Noncontrolling interest	18,371	18,434	16,656
Total stockholders’ equity	843,607	848,032	837,698
Total Liabilities and Stockholders’ Equity	$1,304,153	$1,347,943	$1,205,121

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$44,562	$36,786
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	5,738	6,139
Depreciation and amortization	4,631	3,366
Loss on disposal of fixed assets	74	15
Impairment of intangible	1,700	—
Impairment of lease right-of-use asset	—	95
Deferred taxes	410	—
Accrued interest on note receivable - related party	—	(2)
Notes receivable - related party	—	102
Change in valuation of contingent payment liabilities	1,650	—
Other operating activities	861	623
Changes, net of acquisitions, in:
Accounts receivable	(5,681)	(8,201)
Factor accounts receivable	(60,006)	(35,665)
Inventories	28,398	47,710
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	6,539	4,791
Accounts payable and accrued expenses	(37,160)	(60,461)
Accrued incentive compensation	(7,115)	(7,683)
Leases and other liabilities	(306)	(890)

Net cash used in operating activities	(15,705)	(13,275)

Cash flows from investing activities:
Capital expenditures	(3,979)	(3,791)
Purchases of short-term investments	(790)	(6,722)
Maturity/sale of short-term investments	4,084	8,087
Acquisition of business	(4,259)	—
Other investing activities	326	—
Net cash used in investing activities	(4,618)	(2,426)

Cash flows from financing activities:
Common stock repurchased and net settlements of stock awards	(37,337)	(38,451)
Proceeds from exercise of stock options	222	264
Investment of noncontrolling interest	—	4,486
Cash dividends paid on common stock	(15,416)	(16,039)
Net cash used in financing activities	(52,531)	(49,740)
Effect of exchange rate changes on cash and cash equivalents	(285)	707
Net decrease in cash and cash equivalents	(73,139)	(64,734)
Cash and cash equivalents – beginning of period	204,640	274,713

Cash and cash equivalents – end of period	$131,501	$209,979

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP gross profit	$224,815	$195,092
Non-GAAP Adjustments	208	—
Adjusted gross profit	$225,023	$195,092

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP operating expenses	$166,369	$148,581
Non-GAAP Adjustments	(2,314)	(1,181)
Adjusted operating expenses	$164,055	$147,400

Table 3 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP income from operations	$56,746	$46,511
Non-GAAP Adjustments	4,222	1,181
Adjusted income from operations	$60,968	$47,692

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP provision for income taxes	$13,739	$11,745
Non-GAAP Adjustments	995	278
Adjusted provision for income taxes	$14,734	$12,023

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP net income attributable to noncontrolling interest	$628	$56
Non-GAAP Adjustments	130	—
Adjusted net income attributable to noncontrolling interest	$758	$56

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended
	March 31, 2024	March 31, 2023

GAAP net income attributable to Steven Madden, Ltd.	$43,934	$36,730
Non-GAAP Adjustments	3,097	904
Adjusted net income attributable to Steven Madden, Ltd.	$47,031	$37,634

GAAP diluted net income per share	$0.60	$0.48

Adjusted diluted net income per share	$0.65	$0.50

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in 2024 outlook

	2024 Outlook
	Low End	High End

GAAP diluted net income per share	$2.51	$2.61
Non-GAAP Adjustments	0.04	0.04
Adjusted diluted net income per share	$2.55	$2.65

Non-GAAP Adjustments include the items below.

For the first quarter of 2024 and 2024 outlook:

●	$0.2 million pre-tax ($0.2 million after-tax) expense in connection with the purchase accounting fair value adjustment of inventory from acquired businesses, included in cost of goods sold.
●	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with an acquisition and formation of joint ventures, included in operating expenses.
●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with the change in valuation of contingent consideration in connection with the acquisition of Almost Famous, included in operating expenses.
●	$1.7 million pre-tax ($1.3 million after-tax) expense in connection with a trademark impairment.

For the first quarter of 2023:

●	$1.2 million pre-tax ($0.9 million after-tax) expense in connection with certain severances, termination benefits, and a corporate office relocation, included in operating expenses.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com